UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 3, 2007, the Company entered into a Second Amendment dated November 28, 2007 (the “Second Amendment”) to the Credit Agreement dated as of October 27, 2004 (as amended by the First Amendment dated February 23, 2007, the “Credit Agreement”) by and among the Company, the several banks and other financial institutions from time to time parties thereto, HSBC Bank USA, National Association, as syndication agent, Societe Generale, as documentation agent, and JPMorgan Chase Bank, as administrative agent. The Credit Agreement was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Second Amendment amends the Credit Agreement to permit the Company to declare or make distributions or other payments with respect to its equity securities provided that, following such distributions or payments, the sum of (i) the Company’s available borrowing capacity under the Credit Agreement and (ii) the Company’s unencumbered cash on hand is equal to or greater than 200% of the lenders’ then-current aggregate lending commitments under the Credit Agreement. The lenders’ aggregate lending commitments under the Credit Agreement are currently $100 million.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Second Amendment dated as of November 28, 2007 to the Credit Agreement dated as of October 27, 2004 among DreamWorks Animation SKG, Inc. and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: December 4, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amendment dated as of November 28, 2007 to the Credit Agreement dated as of October 27, 2004 among DreamWorks Animation SKG, Inc. and the lenders party thereto.

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